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                                   EXHIBIT 21

                            CNB FINANCIAL CORPORATION

                 Form 10-K For The Year Ended December 31, 2001

                         Subsidiaries of the Registrant

                                    Jurisdiction of Incorporation
         Name                             or Organization
         ----                       -----------------------------

County National Bank                National Banking Association
                                    Incorporated in Pennsylvania

CNB Investment Corporation          Investment Holding Company
                                    Incorporated in Delaware

County Reinsurance Company          Reinsurance Company
                                    Incorporated in Arizona

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